Exhibit 10.3

ENERGY PARTNERS, LTD.

2009 LONG TERM INCENTIVE PLAN

DIRECTOR DEFERRED SHARE AGREEMENT

This DIRECTOR DEFERRED SHARE AGREEMENT (the “Agreement”) is made as of                 , 20     (the “Date of Grant”) by and between Energy Partners, Ltd., a Delaware corporation (the “Company”), and                      (the “Grantee”). Capitalized terms used herein but not defined will have the meanings assigned to those terms in the LTIP (as defined below).

1. Grant of Deferred Shares.

(a) Deferred Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, in the Annual Retainer-Annual Election Form –Tax Year 2009 (attached hereto as Exhibit A) (the “Election Form”), in the Energy Partners, Ltd. Stock and Deferral Plan for Non-Employee Directors (the “Director Plan”), and in the Energy Partners, Ltd. 2009 Long Term Incentive Plan (the “LTIP”), the Company hereby grants to the Grantee as of the Date of Grant an award (the “Award”) to receive 8,692 deferred shares (the “Deferred Shares”), whereby each Deferred Share represents the right to receive one share of common stock, par value $0.001 per share, of the Company (the “Shares”) on the terms set forth herein. Copies of the Director Plan and the LTIP are available from the Company upon request.

(b) Dividend Equivalents. In the event the Company issues dividends with respect to its Shares during the deferral period of the Deferred Shares, the Grantee’s applicable Director Plan account shall be credited as described in Article VI of the Director Plan.

2. No Shareholder Rights. The Deferred Shares granted pursuant to this Agreement do not and shall not entitle the Grantee to the rights of a shareholder of Shares prior to the date the Shares are issued to the Grantee in settlement of the Award.

3. Vesting of Restricted Shares.

(a) The Deferred Shares shall be subject to a Deferral Period. Unless the Grantee’s service with the Company is terminated for any reason, the Deferred Shares will become nonforfeitable in accordance with the following schedule:

(i) 50% of the Deferred Shares will be immediately nonforfeitable on and after the Date of Grant,

(ii) 50% of the Deferred Shares will be nonforfeitable on and after the first business day that immediately precedes the Company’s first Annual Meeting of Stockholders held following the Date of Grant (the “Annual Meeting”);

subject, in each case, to the Grantee remaining continuously in the service of the Company or a Subsidiary up to and through such applicable vesting date. Except as the Board may determine on a case-by-case basis, any Deferred Shares that have not theretofore become nonforfeitable will be forfeited if the Grantee ceases to be continuously in the service of the Company or a Subsidiary. In the event of a termination of the Grantee’s service for any reason, the Deferred Shares on which the restrictions have not lapsed will be forfeited.

(b) Notwithstanding anything to the contrary in Section 3(a), all of the Deferred Shares will immediately become vested and nonforfeitable in the event of a Change in Control while the Grantee is in the service of the Company.

4. Issuance of Shares; Payment of Shares. No Shares shall be issued to the Grantee in settlement of the Deferred Shares prior to the date on which Deferred Shares vest and the restrictions with respect to the Deferred Shares lapse, in accordance with Section 3, or prior to the date elected by the Grantee in his Election Form, as applicable. At the time the Deferred Shares vest, in accordance with Section 3, or at the time or times of settlement specified in the Election Form, as applicable, the Company shall promptly cause to be issued to the Grantee, Shares in payment of such vested Deferred Shares. The value of any fractional Deferred Shares shall be paid in cash at the time Shares are issued to the Grantee in connection with the settlement of the Deferred Shares. The value of any fractional Deferred Share shall equal the percentage of a Deferred Share represented by a fractional Deferred Share multiplied by the Market Value per Share of the Company’s Shares. Neither this Section 4 nor any action taken pursuant to or in accordance with this Section 4 shall be construed to create a trust of any kind. The Award is unfunded and constitutes a mere promise by the Company to make payments in accordance with the terms of this Agreement, the Election Form, the Director Plan and the LTIP.

5. Restrictions on Transfer. Except as otherwise determined by the Committee, the Deferred Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to (a) the Company, or (b) an institutional investor in the Company that has designated the Grantee to serve as a member of the Board pursuant to an agreement which requires the Grantee to transfer any compensation received as payment for his services as a Board member to such institutional investor; provided, however, that the Grantee’s interest in the Deferred Shares may be transferred at any time by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Deferred Shares that is in violation of this Section 5, the Director Plan or the LTIP will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Deferred Shares.

6. Company’s Repurchase Right. Any Share that may be acquired pursuant to this Agreement is subject to the Repurchase Right provisions of Section 12 of the LTIP, if applicable.

7. Adjustment Provisions. In the event there is any change in the Shares by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, the number of shares associated with the Award of Deferred Shares subject to this Agreement shall be adjusted in a manner consistent with the adjustment provisions provided in Section 13 of the LTIP; provided, however that that any additional Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the Deferred Shares.

8. No Right to Continued Service or Directorship. Nothing contained in this Agreement will confer upon the Grantee any right to become or remain in the service of the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the service or adjust the compensation of the Grantee.

9. Compliance with Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued, or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Deferred Shares will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require Grantee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with all necessary governmental authorities, stock exchanges, and other appropriate Persons to make Shares available for issuance.

10. Leave of Absence. With respect to the Deferred Shares, the Company may, in its sole discretion, determine that, if Grantee is on a leave of absence for any reason, Grantee will be considered to still be in the services of the Company, provided that Grantee’s rights to the Deferred Shares during a leave of absence will be limited to the extent to which those rights were earned or vested when such leave of absence began.

11. Stockholders Agreement. The Committee may, in its sole discretion, condition the delivery of Shares pursuant to the Deferred Shares granted herein upon Grantee entering into a stockholders’ agreement in such form as may be approved from time to time by the Board.

12. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Deferred Shares granted hereunder. The Board and the Company do not guarantee the Shares of the Company from loss or depreciation.

13. Amendments. Any amendment to the Director Plan or the LTIP will be deemed to be an amendment to this Agreement to the extent that any such amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee’s written consent. Any amendment to this Agreement shall be in written form and signed by both parties.

14. Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

15. Relation to Plans. This Agreement is subject to the terms and conditions of the Director Plan and the LTIP. In the event of any inconsistency between the provisions of this Agreement and the Director Plan or the LTIP, the terms of the Director Plan and/or the LTIP will govern. The Committee, acting pursuant to the LTIP, as constituted from time to time, will, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement.

16. Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or, if earlier, the date it is sent via certified United States mail; provided, however, any person entitled to notice hereunder may waive such notice in writing.

17. Confidential Information. As partial consideration for the granting of the Deferred Shares hereunder, Grantee hereby agrees to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that Grantee has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to Grantee’s spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to Grantee, as a factor weighing against the advisability of granting any such future award to Grantee.

18. Governing Law. The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of Delaware, but without giving effect to the principles of conflicts of law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

This Agreement is executed by the Company as of the day and year first above written.

ENERGY PARTNERS, LTD.

By:
Name:
Title:

The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the Deferred Shares or other securities covered hereby, subject to the terms and conditions of the Director Plan and the LTIP and the terms and conditions hereinabove set forth.

Date:

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